Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement, General Release and Acknowledgement of Continuing Obligations Regarding Confidentiality (this "Agreement") is between Lawrence D. Martin ("Employee") and Hallador Energy Company ("Company"). As used in this Agreement, "Company" shall mean Company and its parents, partners, direct and indirect subsidiaries, predecessors, assigns and affiliates. The parties desire to conclude Employee's separation from employment with Company in an amicable way and outline conditions for which separation compensation may be paid.

1.    Separation Date. Employee acknowledges and agrees that his employment as the Chief Financial Officer with Company terminated on April 10, 2024 (the "Separation Date"). Employee acknowledges and agrees that he has been paid for all compensation, bonuses and wages due to him through the Separation Date. Employee acknowledges and agrees that, except as outlined in Section 2, below, he is not entitled to any other bonus, wages, salary, reimbursement, benefit, interest or other amounts or opportunities from Company. Employee agrees that he is not entitled to any stock or RSU grants in 2024 or after and that except as outlined in 2(a)(ii) below, Employee shall not have any right or entitlement to any unvested stock or RSU grants. Employee further agrees that any bonus due in relation to work performed in 2023 or 2024 has been paid and/or is included in the Separation Benefits outlined in Section 2., below, and no separate payment shall be due.

2.	Separation Benefits.

a.    In exchange for the promises and commitments made by Employee in this Agreement, and provided Employee signs and returns this Agreement to Company within the time period specified in Section 14 and does not revoke this Agreement as set forth in Section 15, Company agrees to provide the following to Employee in lieu of any benefits otherwise due and owing or alleged to be due and owing pursuant to any other agreements, including without limitation compensation plans, severance agreements, 2023 or 2024 bonus payments or RSU vesting schedules and/or plans: (i) a one-time payment of Nine Hundred and Sixty Thousand Dollars ($960,000), less applicable withholdings and other required deductions which will be paid to you within fifteen (15) days after the effective date (as defined below); and (ii) any RSU grants from 2022 that remained unvested as of April l, 2024 shall accelerate and vest as of April 30, 2024 pursuant to the terms of the RSU Agreement between Company and Employee.

b.    Subject to Employee's continued employment and good faith efforts of at least four (4) days per week, through and including August 6, 2024 ("Transition Period"), Company shall provide to Employee (i) for any weeks worked during the Transition Period, a weekly paycheck calculated from an annualized base salary of Four Hundred Thousand Dollars ($400,000), all less applicable withholdings and other required deductions; and (ii) healthcare, dental and vision benefits pursuant to Employee's elections during the Transition Period; and (iii) other insurance elections made by Employee pursuant to the Company's benefit plans. Benefits provided to Section 2(b)(ii) and 2(b)(iii) shall be at Employee's cost in accordance with the premium costs applicable to other employees enrolled in any such plans and payments and deductions pursuant to 2(b)(i), 2(b)(ii) and 2(b)(iii) shall occur consistent with Company's standard payroll procedures during the Transition Period; and

c.    At the conclusion of the Transition Period and provided that Employee has (i) satisfied his obligations pursuant to Section 2(b), above; and (ii) signs and returns a release substantially similar to this Agreement to Company within the time period specified in Section 14 and does not revoke such release as set forth in Section 15, Company will provide a one-time retention payment of One Hundred Thousand Dollars ($100,000), less applicable withholdings and other required deductions which will be paid to you within fifteen (15) days after the effective date (as defined below) of the release to be executed following completion of the Transition Period.

d.    All benefits previously applicable to Employee, including without limitation, an annual bonus, RSU grants and any other benefits under any retention plans or severance agreements previously adopted by Company and not specifically described in Section 2(b), shall cease on the Separation Date. All benefits specifically described in Section 2(b) shall continue following the Separation Date and shall cease at the conclusion of the Transition Period, subject to Employee satisfying his obligations pursuant to Section 2(b). Employee acknowledges and agrees that during the Transition Period, he will not be party to any compensation plans or other agreements based on title, position or other factors and his compensation and benefits is governed solely by the terms of this Agreement.

3.    (a) Release of Claims. ln exchange for the promises and commitments of Company in this Agreement, Employee agrees that he, on behalf of himself and each of his heirs, executors, administrators, personal representatives, successors, and assigns, fully and forever generally releases all of his legal rights and claims, if any, against Company and its parents, partners, direct and indirect subsidiaries, predecessors, successors, assigns, affiliates and related entities, including each of their affiliates, and each of their respective officers, directors, employees, attorneys, insurers, volunteers, representatives and agents (collectively, the "Released Parties"), of any nature, including, but not limited to, any claims related to his employment with Company and separation therefrom. Employee agrees that this Section 3 of the Agreement is intended to be a broad release in favor of the Released Parties, to include all actual or potential claims that Employee may have against any of the Released Parties, except as specifically provided otherwise in this Agreement. In particular, Employee agrees that he, on behalf of himself and each of his heirs, executors, administrators, personal representatives, successors, and assigns, fully and forever generally releases all of his rights and claims against the Released Parties, whether or not presently known to him, including future legal rights and claims, if based in whole or in part on acts or omissions occurring before the Effective Date (as defined below), including, without limitation, any claims in any way relating to his employment with Company or his separation from employment with Company, except for his rights to the benefits expressly provided for in this Agreement. Employee agrees that the legal rights and claims that he is giving up include, but are not limited to, his rights, if any, under all state and federal statutes that protect him from discrimination in employment on the basis of sex, race, national origin, religion, disability and age, and any other form of employment discrimination, such as Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act (except for claims arising after the execution of this Agreement), and any state employment discrimination act applicable to his employment with Company, expressly including but not limited to any claims arising under the Colorado Anti-Discrimination Act (C.R.S. §§ 24-34-301, et seq.), the Colorado Civil Rights Act, the Colorado Civil Rights Commission Regulations (3 C.C.R. 708-1), the Colorado Equal Pay Law, the Colorado Whistleblower law, the Colorado Wage Act (C.R.S. §§ 8-4-101, et seq.) and the Minimum Wage Orders, all other common law rights and claims, such as breach of contract, express or implied, tort, whether negligent or intentional, wrongful discharge, retaliation and any claim for fraud, omission or misrepresentation concerning the terms of this Agreement and the benefits provided to Employee as set forth in this Agreement; claims for lost or unpaid wages, overtime, meal and rest period penalties, waiting time penalties, commissions, medical expenses, deferred compensation, any and all types of bonuses, severance compensation, distributions, expense reimbursement, medical expenses, payout of accrued leave or paid time off, and any other benefits or compensation; claims related to stock options or equity or ownership interest; claims related to paid sick leave under any Company policy or federal, state or local law or regulation; claims arising out of any and all employee handbooks, policy and procedure manuals, pension plans, benefit plans, and other policies and practices of the Company from the time of Employee's initial employment or other affiliation to the present; and claims related to any tangible or intangible property that remains with the Released Parties. Employee further agrees that he is giving up any and all claims for further compensation, and for costs and expenses, including but not limited to attorneys' fees and other legal expenses that he may have, except as specifically provided for in this Agreement. The release set forth in this Section 3 does not affect Employee's right to file a charge (including a challenge to the validity of this release) with the Equal Employment Opportunity Commission or participate before the Equal Employment Opportunity Commission or any state civil rights agency; however, Employee is waiving the right to recover damages and attorneys' fees from such a proceeding.

(b) Release of Known and Unknown Claims. Employee acknowledges that there is a risk that after the execution of this Release, he will incur or suffer damage, loss or injury to person or property that is in some way caused by or connected with his employment or other affiliation with the Company and the termination thereof, but that is unknown or unanticipated at the time Employee executes this Release. Employee specifically assumes that risk, and Employee agrees that this Release applies to all unknown or unanticipated claims that he may have against the Released Parties and all matters caused by or connected with his employment or other affiliation with the Company and the termination thereof, as well as those claims currently known or anticipated. Employee fully understands that he is releasing both known and unknown claims. However, he is not waiving any rights or claims that may arise out of acts or events that occur after the Effective Date or any other claims that cannot, by law, be released.

4.    Covenant Not to Sue. Without limiting anything contained elsewhere in this Agreement, Employee hereby covenants not to, directly or indirectly, bring any claim, suit or action arising out of, related to, or in respect of the claims released pursuant to Section 3. Employee agrees that if he brings any kind of legal claim that he has given up by signing this Agreement against one or more of the Released Parties (except a suit to invalidate the waiver provisions under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act), then he will be violating this Agreement, will be in breach of this Agreement and he must pay all legal fees, other costs and expenses incurred by Company or any of its affiliates in defending against such claim and in accordance with Section 11, below, shall forfeit and/or repay any amounts paid or to be paid pursuant to this Agreement or any other agreement providing for compensation.

5.    Proprietary Information Obligations. Employee acknowledges that through the course of his employment, he has received, created or been made aware of sensitive, proprietary and confidential information related to Company, its operations, strategy, future plans and its employees. Employee acknowledges and agrees that following his separation of employment from Company, Employee will refrain from any unauthorized use or disclosure of Company's proprietary or confidential information or materials. Employee acknowledges his continuing obligations under law, including regulations of the Securities and Exchange Commission and other government agencies regulating the management and disclosure of material and/or non-public information related to the Company and its operations. In addition, Employee acknowledges that he is bound by any applicable state, federal or common-law trade secret protection laws. Employee acknowledges that he cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of information that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. In the event that Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose otherwise confidential information to his attorney and use otherwise confidential information in the court proceeding, provided that any document containing the confidential information is filed under seal and provided that Employee does not disclose confidential information except pursuant to court order.

6.    Return of Company Property; Representations. Employee represents and warrants that except as otherwise agreed, he has returned or at the conclusion of the Transition Period, will return to Company all documents, books, manuals, drawings, writings, computer records, files, laptops, cell phones, disks, flash drives, other electronic storage information devices, building and office access cards, parking hangtag(s), other employment related materials provided to Employee and other tangible Company property in his possession or under her control (including all copies) that he procured during or in connection with his employment with Company as well as all documents, records, memoranda, notes, and similar repositories of or containers of proprietary information, and all summaries, excerpts and compilations thereof, in whatever form or format (including information on computers, thumb drives, memory sticks, jump drives, external hard drives, disks, and other external storage devices). As a further condition to receiving the benefits, Employee confirms that he has deleted, or will promptly delete, on a permanent basis any and all Company proprietary information from all of his personal computer(s), personal electronic devices, personal accounts (including email accounts), storage media, and electronic devices, including but not limited to hard drives on personal computers, external hard drives, SmartPhones, cell phones, voicemail, file storing accounts and personal email accounts. Employee acknowledges that all such material is solely the property of Company, and he has no right, title or interest in or to such materials. Employee further agrees to provide Company, on or before the date he signs this Agreement, with any and all passwords, codes, administrative access, contact information, and other information in his possession with respect to work performed for Company. He also will cooperate with Company in effectuating the transition to Company ownership and control of social media accounts set up and/or maintained for the benefit of Company. Employee agrees to refrain from representing after the Separation Date that he is a current employee or agent of Company, including but not limited to promptly updating his resume and any online profile he may maintain, such as Linkedln, to reflect his status as a former employee.

7.    Non-Disparagement. Employee represents that he has not and agrees that he will not communicate or cause to be communicated to any third party any disparaging statements regarding Company, its products or any of its employees, directors, officers, owners or founders, except for truthful testimony in connection with any judicial, administrative or arbitral proceeding. Employee understands that nothing in this Release is intended to preclude him from testifying truthfully under oath pursuant to a lawfully-issued subpoena or engaging in any other legally-protected disclosure activity. Company agrees that it will not make any disparaging remarks about Employee or his employment with Company to any third parties and agrees to provide no worse than a neutral employment reference if contacted by potential employers in the future. Nothing in this Agreement should be construed to interfere with, restrain, or coerce Employee in the exercise of his rights to discuss the terms and conditions of his employment or engage in other concerted activities as guaranteed by Section 7 of the National Labor Relations Act.

8.    Cooperation. Employee agrees to fully and truthfully cooperate in the investigation by Company or its representatives of any issues, and the defense of any claims by, against or otherwise involving any of the Released Parties, that might arise that could involve Employee or information within his knowledge as a further condition to receiving the benefits, regardless of whether he personally is named in the action, without any additional compensation for his cooperation other than reimbursement of reasonable costs related to such cooperation. Employee agrees to immediately notify Company upon receipt of any court order, subpoena, any other legal procedure, or any request or inquiry (whether formal or informal) relating to Company, including those that seek or might require the disclosure of any confidential or proprietary information (including information related to this Agreement) (regardless of the form, each is referred to as a "Request for Information"). Employee agrees promptly to provide to Company a copy of any such Request for Information (and, if verbal, a summary of the Request for Information with all relevant details). Employee agrees to cooperate with Company in responding to any Request for Information and in protecting the continued confidentiality of confidential and proprietary information, without further compensation other than reimbursement of his reasonable expenses related to such cooperation. Employee also agrees that if he receives notice of any claim or investigation relating to any of the Released Parties, or if he is advised by a third party that he intends to or may file or initiate, or has filed or initiated, a claim or investigation, Employee will advise Company verbally and in writing within three (3) calendar days of such notice or request.

9.    Value of Benefits. Employee agrees that the benefits he is accepting by signing this Agreement have value to him, that he would not be entitled to them without signing this Agreement, and that he will receive the benefits in exchange for the benefit to Company from Employee signing and fully complying with this Agreement.

10.   Other Compensation or Benefits. Employee agrees that the only benefits, including, without limitation, the payments set forth in Section 2, he is to receive by signing this Agreement are those benefits expressly provided for in this Agreement, and that in signing this Agreement he did not rely on any information, oral or written, from anyone, including a manager, officer or director of Company, other than the information contained in this Agreement. Employee acknowledges and affirms that he has suffered no workplace injuries, nor is he suffering from any known occupational diseases as a result of his employment or separation therefrom.

11.   Effect of Breach. In addition to any other rights that may be available to Company at law or in equity, in the event of a breach of any covenants or undertakings set forth in this Agreement by Employee, including without limitation the covenant not to sue as set forth in Section 4 of this Agreement, Company, in its sole and absolute discretion, may cease making the payments provided to Employee under Section 2 of this Agreement until such time as any such breach has been cured by Employee (but only to the extent that such breach is capable of being cured) and in such case, only to the extent that such breach has been cured, and may recoup any benefits already provided to Employee.

12.  Successors and Assigns. Employee represents that he has not previously assigned or transferred any of the legal rights and claims that he has given up by signing this Agreement, and he agrees that this Agreement also binds all persons who might assert a legal right or claim on his behalf, such as his successors, heirs, personal representatives and assigns, now and in the future, and that this Agreement inures to the benefit of Company's successors and assigns.

13.   Confidentiality Regarding Agreement. The parties hereto agree to keep confidential the fact of the existence of this Agreement and its contents, the fact that a separation payment was made or other severance benefits were provided to Employee, and the amount of the separation payment or type of benefits, except Employee may provide such information (i) to his tax, financial and/or legal advisors, if any; (ii) his spouse, if applicable and (iii) to the extent such disclosure may be necessary to enforce this Agreement or as otherwise required by law. Employee expressly acknowledges that this Section 13 prevents him from disclosing to any current or former employee of Company the fact of this Agreement's existence and any information related to the terms of this Agreement.

14.   WAIVER OF AGE DISCRIMINATION CLAIMS. EMPLOYEE AGREES THAT BY SIGNING THIS AGREEMENT, HE IS GIVING UP, AMONG OTHER THINGS, THE RIGHT TO SUE COMPANY FOR AGE DISCRIMINATION UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (THE "ADEA'') AS AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT (THE "OWBPA") AND ANY RELATED STATE LAWS. EMPLOYEE HAS UP TO TWENTY ONE (21) CALENDAR DAYS IN WHICH TO CONSIDER WHETHER TO SIGN THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT IF HE SIGNS THIS AGREEMENT, HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY. EMPLOYEE ACKNOWLEDGES AND AGREES THAT IF HE SIGNS THIS AGREEMENT BEFORE THE END OF THE TWENTY ONE (21) DAY PERIOD, IT WILL BE HIS PERSONAL, VOLUNTARY DECISION TO DO SO AND HE HAS NOT BEEN PRESSURED TO MAKE A DECISION SOONER. TO ACCEPT THE AGREEMENT, EMPLOYEE MUST SUBMIT A SIGNED AND DATED COPY OF IT BY ADOBE SIGN, HAND-DELIVERY OR BY MAIL TO RYAN MCMANIS, CHIEF LEGAL OFFICER, HALLADOR ENERGY COMPANY, 858 W. HAPPY CANYON ROAD, CASTLE ROCK, COLORADO 80108. IF EMPLOYEE FAILS TO SIGN AND RETURN THIS AGREEMENT AS SPECIFIED IN THIS PARAGRAPH, NO PORTION OF THIS AGREEMENT WILL BE BINDING UPON COMPANY.

15.   Revocation Period. Employee has the right to revoke this Agreement for any reason and in his sole judgment provided his letter of revocation is received by Company within seven (7) calendar days after Employee signs it. To revoke this Agreement, Employee must send a written letter by certified mail, return receipt requested to RYAN MCMANIS, CHIEF LEGAL OFFICER, HALLA DOR ENERGY COMPANY, 858 W. HAPPY CANYON ROAD, CASTLE ROCK, COLORADO 80108. If Employee revokes this Agreement, he will not be entitled to the compensation or benefits described in Section 2. Furthermore, no part of this Agreement will be binding on Employee or on Company until this seven (7) day period has expired without Employee revoking this Agreement and Employee will not receive any separation payment until after the seven (7) day revocation period has expired. If Company does not receive Employee's written statement of revocation by the end of the revocation period, then this Agreement will become legally enforceable and neither Employee nor Company may thereafter revoke this Agreement. The eighth (8th) day after Employee executes this Agreement will be the "Effective Date."

16.    LEGAL REVIEW OF AGREEMENT. EMPLOYEE AGREES THAT HE HAS BEEN ADVISED AND HAS HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT WITH LEGAL COUNSEL OF HIS OWN CHOOSING AND HAS HAD THE RIGHT AND OPPORTUNITY TO CONSULT WITH AN ATTORNEY CONCERNING THE MEANING AND EFFECT OF THE TERMS OF THIS AGREEMENT. COMPANY WILL NOT COVER THE COST OF ANY SUCH LEGAL REVIEW. NO PAYMENTS DUE TO BE MADE TO EMPLOYEE IN THIS AGREEMENT WILL BE MADE UNLESS OR UNTIL THIS AGREEMENT JS SIGNED BY EMPLOYEE AND RETURNED TO COMPANY WITHIN THE TIME LIMIT SET FORTH IN SECTION 14 WITHOUT EMPLOYEE THEREAFTER REVOKING THE AGREEMENT WITHIN THE TIME LIMIT SET FORTH IN SECTION 15.

17. No Admissions of Liability. This Agreement shall not, under any circumstances, constitute evidence of or an admission by any party as to the validity, nature or extent of any claims or evidence as to such party's positions, claims or defenses, it being the express intent of the parties to resolve all past and present disputes between them in view of the desirability of concluding and compromising any disputed claims.

18. Taxation: Section 409A. In no event does Company guarantee any particular tax consequences, outcome or tax liability to Employee. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") from Employee or any other individual to Company or its affiliates, and each party hereto shall be solely responsible for their portion of any taxes, interest or penalties that may be owed to any local, state or federal taxing authority as a result of the payments described in this Agreement. The Separation Pay and Supplemental Severance payments under Section 2 of this Agreement are each intended to constitute a "short-term deferral" within the meaning of Treas. Reg. Section l.409A-l(b)(4) and be exempt from the requirements of Section 409A, and this Agreement will be construed and administered in accordance with such intent. Each installment payment payable hereunder shall be deemed to be a separate payment for purposes of Section 409A. In the event Company determines that any compensation or benefit payable hereunder may be subject to or violate applicable requirements of Section 409A, Company (without any obligation to do so or obligation to indemnify Employee for any failure to do so) may adopt, without the consent of Employee, such amendments to this Agreement or take any other actions that Company in its sole discretion determines are necessary or appropriate for such compensation or benefit to either (a) be exempt from the requirements of Section 409A or (b) comply with the requirements of Section 409A. All expenses or other reimbursements paid pursuant to this Agreement that are taxable income to Employee will in no event be paid later than the end of the calendar year next following the calendar year in which Employee incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to payment or reimbursement or in-kind benefits shall not be subject to liquidation or exchange for any other benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated by any lifetime and other annual limits provided under Company's health plans and (iii) such payments shall be made on or before the last day of Employee's taxable year following the taxable year in which the expense occurred.

19. Miscellaneous. The parties hereto agree that: (a) this Agreement constitutes the entire agreement between Employee and Company, without regard to any other oral or written information that any party to this Agreement may have received about this Agreement, and this Agreement replaces and supersedes all previous agreements and representations between Employee and Company (other than as set forth in Section 5 and this Section 19); (b) if any part of this Agreement is declared to be unenforceable, that part shall be modified to the minimum extent necessary to render it enforceable, and if it cannot be so modified, it shall be severed, and all other provisions of this Agreement shall remain enforceable; (c) this Agreement shall be governed by federal law and by the internal law of the State of Colorado, irrespective of the choice of law rules of any jurisdiction; (d) this Agreement shall not be amended except by an instrument in writing signed by the party against whom enforcement of any amendment is sought; (e) each party hereto has carefully read this Agreement, understands its contents and has voluntarily chosen to sign it; (I) this Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, including by facsimile or other electronic transmission, shall be an original, but such counterparts together shall constitute but one and the same instrument; (g) the headings in this Agreement are for convenience only and shall not control the meaning of this Agreement; (h) all references in this Agreement to a "Section" shall be a reference to a Section of this Agreement unless otherwise specified; and (i) in case at any time after the date of this Agreement any further actions are necessary or desirable to carry out the purposes of this Agreement, Employee shall take such further actions (including, without limitation, the execution and delivery of such further instruments and documents and the cooperation with Company and each of its affiliates and their respective counsel in the contest or defense of, and provide such testimony and access to his books and records as shall be necessary in connection with the contest or defense of, any proceeding) as Company or any of its affiliates may reasonably request.

ACKNOWLEDGMENT

Your signature below acknowledges that you have read this document fully, that you fully understand and agree to its contents and effect, that you understand that it is a legally binding document, and that you are mentally and physically competent and capable of reading, understanding and signing this Agreement, and that you have signed this document voluntarily and of your own free will, and not as a result of any pressure, coercion or duress.

Signed:       /s/Lawrence D. Martin

                    Employee

Print name: Lawrence D. Martin

Date:           4/10/2024

                                                                                       Hallador Energy Company

                                                                                       By: /s/Ryan McManis

                                                                                       Name: Ryan McManis

                                                                                       Title: Chief Legal Officer

                                                                                       Date: April 10, 2024